January 25, 2001

Mr. Paul A. Veteri
21 Londonderry Drive
Greenwich, Connecticut  06830

Dear Paul:

         Reference is made to the Executive Employment Agreement, dated as of June 4, 1998 and amended on January 27, 2000, between Carter-Wallace, Inc. (the "Company") and you (the "Agreement"). The Board of Directors of the Company has determined that it is appropriate to amend the Agreement to reflect your election to the office of President and Chief Operating Officer and the change in your compensation as a result thereof.

         Accordingly, upon confirmation by you of your agreement thereto, the Agreement shall be amended in the following respects:

                  (1) The first sentence of Section 2 of the Agreement shall be amended to read in its entirety as follows:

                         The Executive shall be paid a base salary at the rate
                  of not less than $950,000 per year during the Term, payable in equal semi-monthly installments.

                  (2) The first paragraph of Section 4 of the Agreement shall be amended to read in its entirety as follows:

                         During the Term, the Executive shall have the title
                  of President and Chief Operating Officer, shall report directly to the Chief Executive Officer of the Company and shall have the powers, status and duties that are normally exercised in and ordinarily pertain to these positions.

Mr. Paul A. Veteri                       -2-                    January 25, 2001


         Upon your confirmation of your agreement with the amendments set forth above, by signing and returning to the Secretary of the Company the copy of this letter, such amendments shall take effect immediately.


                                               Very truly yours,
                                               CARTER-WALLACE, INC.



                                               ------------------------------
                                               Chairman of the Board


Confirmed and agreed this
      day of January, 2001


----------------------------------
Paul A. Veteri